Exhibit 99.1
Contact: Cass Investor Relations
ir@cassinfo.com
April 23, 2026
Cass Information Systems reports First Quarter 2026 Results

Reports another quarter of strong EPS growth

Continued net interest margin expansion

Strong expense control
ST. LOUIS – Cass Information Systems, Inc. (Nasdaq: CASS) (the Company or Cass) today reported its first quarter 2026 earnings.

First Quarter Financial Highlights

•Net income and diluted earnings per share of $8.8 million and $0.67, respectively.
•Adjusted net income and adjusted diluted earnings per share from continuing operations of $8.7 million and $0.66, respectively, increases of 23.7% and 26.9%, respectively, compared to the prior year quarter.
•Increase in net interest margin to 3.95%, compared to 3.75% in the prior year quarter.
•Increase in facility dollar volumes of 7.4% compared to the prior year quarter.
•Personnel expense levels flat compared to the prior year quarter as a result of ongoing automation and efficiency initiatives.
•Continued strong asset quality with no loan charge-offs and an allowance for credit losses to loans ratio of 1.27%. In addition, reduced non-performing loans by $3.9 million, or 55.1% as compared to December 31, 2025.
•Repurchased 64,802 shares of Company stock at a weighted average price of $44.34.

Martin Resch, the Company’s President and Chief Executive Officer, noted, “The management team is proud of how we have started the year. We continue to drive revenue growth while keeping core expenses relatively flat compared to prior periods.” Resch added, “Going forward in 2026, we see opportunities to grow net interest income driven by rising funding balances and the deployment of those funds into loans and investment securities, as well as increasing financial fees from higher demand for advances through Amplify and other quick pay solutions. The ability to combine revenue growth with expense control, primarily due to automation and the ongoing consolidation within our Facilities division, offers very compelling earnings momentum for us in coming periods."

Earnings for the first quarter of 2026 are summarized as follows:

($ in thousands, except per share data)	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Net income from continuing operations	$8,739	$8,189	$9,212	$5,160	$8,551
Net income	$8,832	$8,189	$9,106	$8,855	$8,966
Diluted earnings per share from continuing operations	$0.66	$0.62	$0.69	$0.38	$0.63
Diluted earnings per share	$0.67	$0.62	$0.68	$0.66	$0.66
Return on average equity	14.63%	13.45%	15.29%	15.35%	15.91%
Return on average assets	1.42%	1.28%	1.44%	1.48%	1.51%
Net interest margin	3.95%	3.93%	3.87%	3.78%	3.75%

($ in thousands, except per share data)	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Net income from continuing operations (GAAP)	$8,739	$8,189	$9,212	$5,160	$8,551
Net income adjustments(1)	(4)	821	(3)	2,674	(1,489)
Adjusted net income from continuing operations (Non-GAAP) (1)	$8,735	$9,010	$9,209	$7,834	$7,062
Diluted earnings per share from continuing operations (GAAP)	$0.66	$0.62	$0.69	$0.38	$0.63
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.66	$0.68	$0.69	$0.58	$0.52
(1)Refer to explanation of use of non-GAAP financial measures and reconciliation of adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations as presented later in this earnings release.

First Quarter 2026 Financial Commentary
(All comparisons refer to the first quarter of 2025, except as noted)

Transportation Invoice and Dollar Volumes – Transportation invoice volumes of 8.1 million decreased 3.1% as compared to the first quarter of 2025. Transportation dollar volumes of $9.0 billion increased 4.5% as compared to the first quarter of 2025. The average dollars per invoice were $1,115 in the first quarter of 2026, compared to $1,093 in the fourth quarter of 2025 and $1,034 in the first quarter of 2025. Invoice volumes remain lower than prior periods primarily due to the ongoing freight recession. Dollars per invoice increased as compared to the first quarter of 2025 due to an increase in overall freight rates, as well as the impact of tariffs. A more detailed analysis of Cass Freight Index® changes can be found at www.cassinfo.com.

Facility Expense Invoice and Dollar Volumes – Facility expense invoice volumes of 4.0 million decreased 4.4% as compared to the first quarter of 2025. Facility expense dollar volumes totaled $6.3 billion, an increase of 7.4% as compared to the first quarter of 2025. The increase in facility dollar volumes was primarily driven by rising energy prices.

Processing Fees – Processing fees decreased $741,000, or 4.5% over the same period in the prior year due to lower transportation and facility transaction volumes.

Financial Fees – Financial fees, earned on a transactional level basis for invoice payment services when making customer payments, increased $470,000, or 4.7%. The increase in financial fees was primarily due to an increase in average payments in advance of funding of 2.0%. The Company has recently seen increased demand for its quick pay solutions and continues to focus on the rollout of its Amplify working capital solution as well as other opportunities to increase payments in advance of funding and resulting financial fees in future quarters.

Net Interest Income – Net interest income increased $1.9 million, or 10.1%. The increase in net interest income was attributable to the net interest margin improving to 3.95% as compared to 3.75% in the same period last year, in addition to an increase in average interest-earning assets of $110.2 million, or 5.2%.

The Company’s net interest margin improvement was driven by increases in the average yield on loans and investment securities of 20 and 83 basis points, respectively, combined with a decrease in the average cost of total deposits of 15 basis points, partially offset by a decrease in the yield on short-term investments of 73 basis points. The increase in loan yield was driven by the continued maturity and subsequent re-pricing of fixed rate loans originated in the years 2021 and 2022 to current market interest rates as well as the payoff of a non-performing loan which increased the loan yield by seven basis points. The increase in the investment securities yield was driven by the partial repositioning of the portfolio at the end of the second quarter of 2025 as well as purchases of investments at current market rates. The decline in the cost of total deposits and yield on short-term investments was driven by the reduction in the federal funds rate.

The Company would expect continued expansion in its net interest margin in future quarters to the extent 3-5 year U.S. Treasury interest rates stay relatively consistent or increase as compared to current levels.

Provision for Credit Losses - The Company recorded a provision for credit losses of $61,000 during the first quarter of 2026 as compared to $905,000 in the first quarter of 2025. The provision for credit losses for the first quarter of 2026 was largely driven by loan growth.

Personnel Expenses - Personnel expenses were flat as compared to the first quarter of 2025. Salaries and commissions decreased $395,000, or 2.0%, as a result of the decrease in average full-time equivalent employees (“FTEs”) of 7.9% due to automation and the ongoing consolidation within our Facilities division, partially offset by merit increases. Share-based compensation and employee profit sharing increased $198,000 and $132,000, respectively, due to the improvement in net income from continuing operations. Other benefits increased $65,000, or 1.3%, due to higher health insurance costs, partially offset by the decrease in average FTEs.

The Company continues to expect a gradual decline in its FTEs in future quarters as a result of the continued focus on AI-enabled systems and other operational efficiency opportunities.

Equipment Expense - Equipment expense increased $138,000 as compared to the first quarter of 2025 primarily due to an increase in depreciation and licensing and maintenance expense on software related to recently completed technology initiatives.

Other Expense - Other expense increased $590,000, or 8.5%, as compared to the first quarter of 2025. The increase is primarily due to higher business development, postage and professional fees.

Loans - When compared to December 31, 2025, loans increased $27.5 million, or 2.6%. Other commercial and industrial loans increased $22.7 million during the first quarter of 2026. The Company expects loan growth of 6-8% for full year 2026.

Payments in Advance of Funding – Average payments in advance of funding increased $3.4 million, or 2.0%, as compared to the first quarter of 2025, primarily due to a 4.5% increase in transportation dollar volumes. The ending balance of payments in advance of funding increased $96.1 million, or 58.4%, as compared to December 31, 2025. The increase is due to a recent higher level of demand for the Company’s quick pay solutions as well as timing of quarter end advances.

Deposits – Average deposits increased $36.6 million, or 3.5%, when compared to the first quarter of 2025.

Accounts and Drafts Payable - Average accounts and drafts payable increased $100.1 million, or 9.3%, as compared to the first quarter of 2025. The increase in these balances, which are non-interest bearing, are primarily reflective of the increase in transportation and facility dollar volumes of 4.5% and 7.4%, respectively.

Short-term Borrowings - The Company had outstanding borrowings of $145.0 million on its lines of credit at March 31, 2026 primarily in order to fund a $96.1 million increase in payments in advance of funding as compared to December 31, 2025.

Shareholders’ Equity - Total shareholders’ equity decreased $1.2 million as compared to December 31, 2025 as a result of the repurchase of Company stock of $2.9 million, dividends of $4.1 million, and an increase in accumulated other comprehensive loss of $3.4 million, partially offset by net income of $8.8 million.

Dividend - On April 21, 2026, the Company’s Board of Directors approved a quarterly dividend of $0.32 per share with the dividend payable on June 15, 2026 to shareholders of record on June 5, 2026.

Repurchase of Common Stock - The Company repurchased 64,802 shares of common stock during the current quarter. The Company anticipates further repurchases in coming quarters with an overall objective of maintaining a leverage ratio of approximately 10.00%. Future levels of repurchases will depend on market conditions, earnings, balance sheet growth and potential acquisition opportunities.

Asset Quality - Non-performing loans totaled $3.1 million at March 31, 2026, a decrease of $3.9 million as compared to December 31, 2025. The Company received a full payoff on one of its three non-performing loans during the first quarter of 2026 and does not believe there is more than nominal loss exposure on the remaining two loans based on collateral position.
About Cass Information Systems
Cass Information Systems, Inc. is a leading provider of integrated information and payment management solutions. Cass enables enterprises to achieve visibility, control and efficiency in their supply chains, communications networks, facilities and other operations. Disbursing over $94 billion annually on behalf of clients, and with total assets of $2.5 billion, Cass is uniquely supported by Cass Commercial Bank. Founded in 1906 and a wholly owned subsidiary, Cass Commercial Bank provides sophisticated financial exchange services to the parent organization and its clients. Cass is part of the Russell 2000®. More information is available at www.cassinfo.com.

On April 7, 2025, the Company signed an Asset Purchase Agreement providing for the sale of its Telecom Expense Management & Managed Mobility Services (“TEM”) business to Asignet USA Inc. The sale closed on June 30, 2025. The Company has applied discontinued operations accounting in accordance with FASB Accounting Standards Codification (“ASC”), Topic 205-20, “Presentation of Financial Statements – Discontinued Operations,” to the assets and liabilities sold related to the Company's TEM Business Unit as of and for the periods ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, as applicable. All financial information in this earnings release is reported on a continuing operations basis, unless otherwise noted.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios the Company presents, including “adjusted net income from continuing operations,” and “adjusted diluted earnings per share from continuing operations,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). The Company refers to these financial measures and ratios as “non-GAAP financial measures.” The Company considers the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain revenue and expense items that the Company believes are not indicative of its primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. The Company believes that management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of the Company’s performance. The non-GAAP financial measures the Company presents may differ from non-GAAP financial measures used by the Company’s peers or other companies. The Company compensates for these differences by providing the equivalent GAAP measures whenever the Company presents the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing the Company’s performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.
Forward Looking Information

All statements other than statements of historical fact included in this release, including without limitation the Company’s future prospects and performance, the business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “estimate,” “could,” “should,” “would,” “likely,” “may,” “will,” “plan,” “intend,” “believes,” “expects,” “anticipates,” “projected,” and variations of these terms and similar expressions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described below and in Part I, Item 1A, “Risk Factors” of our most recent Annual Report.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic, market or business conditions unrelated to the Company’s operating performance, including inflation, changes in interest rates, changes in energy prices, supply chain disruptions, financial institution disruptions, geopolitical conflicts, public health emergencies and declines in consumer confidence and discretionary spending; the Company’s ability to compete with its competitors and increase market share; the Company’s ability to maintain compliance with rules and regulations applicable to our business operations and industry; increased regulatory examination scrutiny or new regulatory requirements; whether the Company’s customers continue to utilize its payment processing and related services; unfavorable developments concerning customer credit quality; risk associated with lending concentrations including, but not limited to, faith-based ministries and franchise restaurants; liquidity risk; and risks associated with cyber-attacks and data breaches.

Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Consolidated Statements of Income (unaudited)

($ and numbers in thousands, except per share data)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Processing fees	$15,728	$16,304	$16,655	$16,700	$16,469
Financial fees	10,431	9,860	10,416	10,161	9,961
Total fee revenue	$26,159	$26,164	$27,071	$26,861	$26,430

Interest and fees on loans	15,277	15,521	15,632	15,837	15,350
Interest and dividends on investment securities	6,995	6,767	5,679	4,799	4,147
Interest on short-term investments	2,832	3,078	3,860	3,003	3,893
Total interest income	$25,104	$25,366	$25,171	$23,639	$23,390
Interest expense	3,888	3,895	4,151	4,164	4,116
Net interest income	$21,216	$21,471	$21,020	$19,475	$19,274
(Provision for) release of credit losses	(61)	389	193	(25)	(905)
Gain (loss) on sale of investment securities	5	38	4	(3,558)	(18)
Other	1,782	1,827	1,768	1,645	1,626
Total revenues	$49,101	$49,889	$50,056	$44,398	$46,407
Salaries and commissions	19,268	20,304	20,105	20,638	19,663
Share-based compensation	1,439	1,009	1,018	918	1,241
Employee profit sharing	1,634	1,514	1,685	1,583	1,502
Other benefits	4,938	4,602	4,798	4,613	4,873
Total personnel expenses	$27,279	$27,429	$27,606	$27,752	$27,279
Occupancy	681	643	734	669	721
Equipment	2,432	2,548	2,513	2,562	2,294
Amortization of intangible assets	293	293	293	293	293
Bad debt recovery	—	—	—	—	(2,000)
Other	7,533	8,988	7,295	6,843	6,943
Total operating expenses	$38,218	$39,901	$38,441	$38,119	$35,530
Income from continuing operations, before income tax expense	$10,883	$9,988	$11,615	$6,279	$10,877
Income tax expense	2,144	1,799	2,403	1,119	2,326
Net income from continuing operations	$8,739	$8,189	$9,212	$5,160	$8,551
Income (loss) from discontinued operations, net of tax	93	—	(106)	3,695	415
Net income	$8,832	$8,189	$9,106	$8,855	$8,966

Basic earnings per share from continuing operations	$.68	$.63	$.70	$.39	$.64
Basic earnings (loss) per share from discontinued operations	.01	—	(.01)	.28	.03
Basic earnings per share	$.69	$.63	$.69	$.67	$.67

Diluted earnings per share from continuing operations	$.66	$.62	$.69	$.38	$.63
Diluted earnings (loss) per share from discontinued operations	.01	—	(.01)	.28	.03
Diluted earnings per share	$.67	$.62	$.68	$.66	$.66

Consolidated Balance Sheets (unaudited)

($ in thousands)

	As of
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Assets:
Cash and cash equivalents	$244,343	$392,268	$258,634	$218,165	$220,674
Investment securities available-for-sale, at fair value	785,343	770,772	717,369	599,541	576,510
Loans	1,088,730	1,061,217	1,088,347	1,117,004	1,141,874
Less: Allowance for credit losses	(13,861)	(13,597)	(14,066)	(14,296)	(14,286)
Loans, net	$1,074,869	$1,047,620	$1,074,281	$1,102,708	$1,127,588
Payments in advance of funding	260,624	164,514	188,040	177,601	175,326
Premises and equipment, net	29,903	29,449	30,287	30,700	31,748
Investments in bank-owned life insurance	52,670	52,195	51,700	51,224	50,767
Goodwill and other intangible assets	19,599	19,892	20,200	20,493	20,786
Accounts and drafts receivable from customers	4,950	69,425	49,798	60,276	40,465
Other assets	61,490	59,889	63,313	55,310	60,536
Assets of discontinued operations	—	—	—	—	14,057
Total assets	$2,533,791	$2,606,024	$2,453,622	$2,316,018	$2,318,457

Liabilities and shareholders’ equity:
Deposits
Non-interest bearing	$406,113	$513,434	$407,169	$370,606	$363,798
Interest-bearing	699,570	686,599	627,491	633,189	636,277
Total deposits	$1,105,683	$1,200,033	$1,034,660	$1,003,795	$1,000,075
Accounts and drafts payable	1,000,154	1,124,858	1,130,371	1,036,795	1,016,324
Short-term borrowings	145,000	—	—	—	—
Other liabilities	41,162	38,135	45,142	34,606	48,823
Liabilities of discontinued operations	—	—	—	—	18,988
Total liabilities	$2,291,999	$2,363,026	$2,210,173	$2,075,196	$2,084,210

Shareholders’ equity:
Common stock	$7,753	$7,753	$7,753	$7,753	$7,753
Additional paid-in capital	206,807	207,052	205,925	204,842	203,755
Retained earnings	171,797	167,092	163,038	158,005	153,278
Common shares in treasury, at cost	(114,366)	(112,148)	(103,835)	(97,103)	(91,025)
Accumulated other comprehensive loss	(30,199)	(26,751)	(29,432)	(32,675)	(39,514)
Total shareholders’ equity	$241,792	$242,998	$243,449	$240,822	$234,247
Total liabilities and shareholders’ equity	$2,533,791	$2,606,024	$2,453,622	$2,316,018	$2,318,457

Consolidated Financial Summary (unaudited)

($ in thousands)

	As of or for Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
LOAN PORTFOLIO
Commercial & Industrial:
Franchise	$233,088	$235,718	$249,855	$260,283	$258,539
Leases	123,914	119,186	123,601	111,657	124,290
Other	220,863	198,194	196,273	211,629	229,514
Commercial Real Estate:
Faith-Based	396,758	397,608	407,074	410,917	403,525
Other	114,107	110,511	111,544	122,518	126,006
Total loans	$1,088,730	$1,061,217	$1,088,347	$1,117,004	$1,141,874

AVERAGE BALANCES
Interest-earning assets	$2,214,838	$2,207,672	$2,189,384	$2,090,366	$2,104,603
Loans	1,066,371	1,081,819	1,095,412	1,125,899	1,109,526
Investment securities	777,777	755,004	667,271	613,782	554,905
Short-term investments	339,667	334,824	382,250	298,875	383,836
Payments in advance of funding	176,987	175,009	175,705	176,191	173,590
Assets	2,523,860	2,529,068	2,499,914	2,402,508	2,408,406
Non-interest bearing deposits	421,702	421,548	406,241	393,054	405,183
Interest-bearing deposits	648,261	614,165	610,403	615,921	628,214
Accounts and drafts payable	1,172,102	1,214,865	1,209,416	1,122,739	1,072,013
Shareholders’ equity	$244,850	$241,525	$236,208	$231,414	$228,615

YIELDS (tax equivalent)[1]
Net interest margin	3.95%	3.93%	3.87%	3.78%	3.75%
Interest-earning assets	4.67%	4.63%	4.62%	4.58%	4.54%
Loans	5.81%	5.69%	5.66%	5.64%	5.61%
Investment securities	3.69%	3.59%	3.34%	3.02%	2.86%
Short-term investments	3.38%	3.65%	4.01%	4.03%	4.11%
Total deposits	1.47%	1.49%	1.62%	1.66%	1.62%
Interest-bearing deposits	2.43%	2.52%	2.70%	2.71%	2.66%

ASSET QUALITY
Allowance for credit losses to loans	1.27%	1.28%	1.29%	1.28%	1.25%
Non-performing loans	$3,139	$6,992	$7,074	$3,380	$—
Non-performing loans to total loans	0.29%	0.66%	0.65%	0.30%	—%
Net loan charge-offs to loans	—%	—%	—%	—%	—%
1 Yields are presented on a tax-equivalent basis assuming a tax rate of 21%.

Consolidated Financial Summary (unaudited) (continued)

($ and numbers in thousands, except average full-time equivalent employees)

	As of or for Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
SHARE DATA
Weighted average common shares outstanding	12,875	12,939	13,116	13,269	13,398
Weighted average common shares outstanding assuming dilution	13,152	13,219	13,399	13,562	13,653
Period end common shares outstanding	12,843	12,871	13,073	13,233	13,351

CAPITAL
Common equity tier 1 ratio	14.80%	15.10%	15.04%	14.82%	14.11%
Total risk-based capital ratio	15.63%	15.95%	15.90%	15.67%	14.94%
Leverage ratio	10.05%	9.91%	10.17%	10.62%	10.39%

OTHER INFORMATION
Transportation invoice volume	8,098	8,376	8,884	8,837	8,355
Transportation dollar volume	$9,032,515	$9,156,077	$9,277,722	$9,370,535	$8,643,138
Facility expense invoice volume	4,038	4,058	4,084	4,141	4,225
Facility expense dollar volume	$6,253,208	$5,686,642	$6,233,369	$5,513,143	$5,822,935
Average full-time equivalent employees	923	939	958	985	1,002

Assets and Liabilities of Discontinued Operations (unaudited)
($ in thousands)

	As of
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Assets:
Premises and equipment, net	$—	$—	$—	$—	$3,605
Goodwill and other intangible assets, net	—	—	—	—	5,102
Other assets	—	—	—	—	5,350
Assets of discontinued operations	$—	$—	$—	$—	$14,057

Liabilities:
Accounts and drafts payable	$—	$—	$—	$—	$16,465
Other liabilities	—	—	—	—	2,523
Liabilities of discontinued operations	$—	$—	$—	$—	$18,988

Income from Discontinued Operations (unaudited)
($ in thousands)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Revenue:
Processing fees	$—	$—	$—	$3,807	$3,823
Financial fees	—	—	—	475	413
Other fees	733	794	772	1,454	382
Gain on sale of TEM business	—	—	—	3,550	—
Total revenue	$733	$794	$772	$9,286	$4,618

Operating expense:
Salaries and commissions	433	487	536	2,858	2,756
Share-based compensation	—	—	—	(16)	43
Other benefits	72	90	183	525	616
Total personnel expenses	$505	$577	$719	$3,367	$3,415
Occupancy	23	24	23	180	181
Equipment	—	9	1	49	51
Amortization of intangible assets	—	—	—	9	9
Other	81	184	170	754	434
Total operating expense	$609	$794	$913	$4,359	$4,090
Income (loss) from discontinued operations, before income tax expense (benefit)	$124	$—	$(141)	$4,927	$528
Income tax expense (benefit)	31	—	(35)	1,232	113
Net income (loss) from discontinued operations	$93	$—	$(106)	$3,695	$415

Other Information from Discontinued Operations (unaudited)
($ and numbers in thousands, except average full-time equivalent employees)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Facility expense invoice volume	—	—	—	126	133
Facility expense dollar volume	$—	$—	$—	$244,782	$256,844
Average full-time equivalent employees	23	26	27	120	135

Reconciliation of GAAP to Non-GAAP Financial Information (unaudited)

($ in thousands, except per share data)

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Net income from continuing operations (GAAP)	$8,739	$8,189	$9,212	$5,160	$8,551
Adjustments:
(Gain) loss on sale of investment securities	(5)	(38)	(4)	3,558	18
Bad debt recovery	—	—	—	—	(2,000)
Restructuring expense	—	1,131	—	—	—
Tax effect[1]	1	(272)	1	(884)	493
Adjusted net income from continuing operations (Non-GAAP)	$8,735	$9,010	$9,209	$7,834	$7,062
Diluted earnings per share from continuing operations (GAAP)	$0.66	$0.62	$0.69	$0.38	$0.63
Adjusted diluted earnings per share from continuing operations (Non-GAAP)	$0.66	$0.68	$0.69	$0.58	$0.52
1 The tax effect is calculated using the Company’s effective statutory rate of 21% plus the state tax effect.